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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NCO Group, Inc. on Form S-4 (File No. _____) of our report dated March 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of NCO Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in NCO Group, Inc.'s Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
February 25, 1999